Exhibit 10.2
Capital Southwest Corporation
THIRD AMENDMENT TO AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

     THIRD AMENDMENT TO AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT, dated as of August 2, 2022 (this “Third Amendment”), by and between Capital Southwest Corporation, a Texas corporation (the “Company”), and [ ] (the “Manager”).

W I T N E S S E T H:
WHEREAS, the Company and the Manager are parties to that certain Amended and Restated Equity Distribution Agreement, dated as of May 26, 2021, as amended by (i) that certain First Amendment to Amended and Restated Equity Distribution Agreement, dated August 3, 2021 and (ii) that certain Second Amendment to Amended and Restated Equity Distribution Agreement, dated November 2, 2021 (as amended, restated, and modified to date, the “Equity Distribution Agreement”); and

    WHEREAS, the Company and the Manager have agreed to amend the Equity Distribution Agreement solely to increase the Maximum Amount from $250,000,00 to $650,000,000.

    NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Effective as of August 2, 2022, the first paragraph of Section 1 of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), having an aggregate offering price of up to $650,000,000 (such amount, as reduced on a dollar-for-dollar basis by the aggregate gross sales proceeds received by the Company from the sale of Common Stock prior to the date hereof pursuant to the Prior Agreements and those certain prior alternative equity distribution agreements listed on Schedule A hereto, the “Maximum Amount”) on the terms set forth in Section 3 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.”

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Equity Distribution Agreement are and shall remain in full force and effect.

This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Equity Distribution Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has entered into this Third Amendment to Amended and Restated Equity Distribution Agreement as of the date first written above.

CAPITAL SOUTHWEST CORPORATION

By:
Name:    Michael S. Sarner
Title:    Chief Financial Officer
[Signature Page to Third Amendment to Amended and Restated EDA]

ACCEPTED as of the date first above written.

[ ]

By:
Name:
Title:
[Signature Page to Third Amendment to Amended and Restated EDA]